As filed with the Securities and Exchange Commission on June 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DRILLING TOOLS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	87-2488708
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3701 Briarpark Drive, Suite 150 Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Drilling Tools International Corporation 2023 Omnibus Incentive Plan

(Full title of the plan)

David Johnson

Chief Financial Officer

Drilling Tools International Corporation

3701 Briarpark Drive, Suite 150

Houston, Texas 77042

(Name and address of agent for service)

(832) 742-8500

(Telephone number, including area code, of agent for service)

copies to:

Michael J. Blankenship

Winston & Strawn, LLP

800 Capitol St., Suite 2400

Houston, TX 77002-2925

Telephone: (713) 651-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 893,057 shares of common stock, par value $0.0001, per share (“Common Stock”) of Drilling Tools International Corporation, a Delaware corporation (the “Registrant”) that may be awarded under the Drilling Tools International Corporation 2023 Omnibus Incentive Plan (the “Plan”), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2023 (File No. 333-274242) (the “Prior Registration Statement”), which is hereby incorporated by reference.

These shares of Common Stock consist of 893,057 shares of Common Stock that have become reserved for issuance in accordance with the “evergreen” provision of the Plan since the filing of the Prior Registration Statement, which provides that the total number of shares subject to the Plan will be increased from time to time pursuant to a specified formula.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The documents listed in (a) through (d) below are incorporated by reference in this registration statement:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

(b)	the Registrant’s Quarterly Report on Form 10-Q, for the Quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

(c)

the Registrant’s Current Reports on Form 8-K and Form 8-K/A filed with the SEC on March  7, 2024 (Item 1.01), March  12, 2024 (Item 5.02), March 19, 2024 (Item 2.01, as amended by the Registrant’s Form 8-K/A filed with the SEC on May  28, 2024), March  19, 2024 (Items 1.01 and 2.03) and May 16, 2024 (Item 5.07) (except for any portions of such Current Reports on Form 8-K and Form 8-K/A furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC); and

(d)

the description of the Registrant’s Common Stock contained in the “Description of Securities” attached as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024, and any subsequent amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this registration statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-41103), filed with the SEC on June 27, 2023).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K (File No. 001-41103), filed with the SEC on June 27, 2023).

4.3	Form of Specimen Common Stock Certificate of Drilling Tools International Corporation (incorporated by reference to Exhibit 4.1 to Drilling Tools International Corporation’s Current Report on Form 8-K (File No. 001-41103), filed with the SEC on June 27, 2023).

4.4*	Drilling Tools International Corporation 2023 Omnibus Incentive Plan.

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Weaver and Tidwell, LLP.

23.2	Consent of Winston & Strawn LLP (included as part of Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on this 11th day of June, 2024.

DRILLING TOOLS INTERNATIONAL CORPORATION

By:	/s/ R. Wayne Prejean
R. Wayne Prejean
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Wayne Prejean as such person’s true lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of the Registrant and any subsequent registration statements related thereto pursuant to Instruction E to Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ R/ Wayne Prejean R. Wayne Prejean	President, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2024

/s/ David R. Johnson David R. Johnson	Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2024

/s/ Thomas O. Hicks Thomas O. Hicks	Chairman of the Board	June 11, 2024

/s/ Eric C. Neuman Eric C. Neuman	Director	June 11, 2024

/s/ John D. Furst John D. Furst	Director	June 11, 2024

/s/ C. Richard Vermillion C. Richard Vermillion	Director	June 11, 2024

/s/ Curtis L. Crofford Curtis L. Crofford	Director	June 11, 2024

/s/ Thomas M. Patterson Thomas M. Patterson	Director	June 11, 2024